Exhibit 99.1

Molina Healthcare to Assume Lovelace Medicaid Contract in New Mexico

ALBUQUERQUE, N.M.--(BUSINESS WIRE)--July 3, 2013--Molina Healthcare, Inc. (NYSE: MOH) today announced that its subsidiary, Molina Healthcare of New Mexico, has entered into a definitive agreement to assume Lovelace Community Health Plan’s contract for the New Mexico Medicaid Salud! Program. Subject to the satisfaction of customary closing conditions, the Company anticipates completing the transaction on August 1, 2013.

“We are committed to providing continuity of care to our Medicaid members,” said Ron Stern, president and CEO of Lovelace Health System. “This partnership will provide high quality care for our Medicaid members without disruption in service or benefits. These members will continue to have access to Lovelace providers, medical staff, Lovelace Retail Pharmacies and Lovelace’s network of hospitals even after Centennial Care takes effect in 2014.”

Lovelace Community Health Plan currently participates in the New Mexico Medicaid Salud! State Coverage Insurance program and arranges for healthcare services for approximately 84,000 New Mexicans. Molina Healthcare of New Mexico serves over 91,000 Medicaid members across the state. Additionally, through an affiliated company, Molina Healthcare operates two primary care clinics – one in Albuquerque, and another in Santa Fe.

“We look forward to welcoming our new members and ensuring a smooth transition,” said Patty Kehoe, president of Molina Healthcare of New Mexico. “This agreement with Lovelace further reinforces our commitment to the Medicaid program, and we remain focused on our health plan’s readiness and continued partnership with the State of New Mexico under the Centennial Care program in 2014.”

Molina Healthcare and Lovelace will be notifying Lovelace’s current Medicaid members by letter of their transition from Lovelace to Molina Healthcare. Upon the closing of the transaction, Lovelace’s Medicaid members will become Molina Healthcare Medicaid members and will receive their Medicaid managed services and benefits from Molina Healthcare. Members will be able to continue with Molina Healthcare as the state transitions to New Mexico’s Centennial Care program. Lovelace’s non-Medicaid members will not be affected by this transaction.

Earlier this year, Molina Healthcare of New Mexico, which holds the highest NCQA ranking among Medicaid plans in the state, was one of four managed care plans awarded a contract as part of the New Mexico Human Services Department’s (HSD) Centennial Care program. In addition to acute care and physical health services, Molina Healthcare will also provide behavioral health and long-term care services and support.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. The Company’s licensed health plans in California, Florida, Michigan, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.8 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida. More information about Molina Healthcare is available at www.molinahealthcare.com.

About Lovelace

Lovelace Health System comprises a network of acute-care hospitals, a rehabilitation hospital, the Lovelace Health Plan – offering access to a wide range of health care providers and specialists across New Mexico – and retail pharmacy locations in Albuquerque, Rio Rancho and Santa Fe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” regarding the proposed transaction between Lovelace Health System and our New Mexico health plan. All of our forward-looking statements are based on our current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to the satisfaction or waiver of closing conditions for the transaction and the possibility that the transaction will not be completed on a timely basis or at all. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our company website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Investor Relations:
Juan José Orellana, 562-435-3666
or
Public Relations:
Leigh Woodward, 562-528-5056